UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 30, 2026	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

Comtech Telecommunications Corp.
(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

305 N 54th Street, Chandler, Arizona 85226
(Address of Principal Executive Offices) (Zip Code)

(480) 333-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Amended Credit Agreement

On July 30, 2026, Comtech Telecommunications Corp. (“Comtech” or the “Company”) entered into the Amendment No. 5 to Credit Agreement (the “Senior Amendment No. 5”) with the lenders party thereto, TCW Asset Management Company LLC, as administrative agent (the “Administrative Agent”), and Wingspire Capital LLC, as revolving agent (in such capacity, the “Revolving Agent” and, together with the Administrative Agent, the “Agents”) which amends that certain Credit Agreement, dated as of June 17, 2024 (the “Credit Agreement”), among the Company, the lenders party thereto and the Agents (as amended by that certain Waiver and Amendment No. 1 to Credit Agreement, dated as of October 17, 2024, that certain Waiver and Amendment No. 2 to Credit Agreement, dated as of March 3, 2025, that certain Amendment No. 3 to Credit Agreement, dated July 21, 2025, and that certain Consent and Amendment No. 4 to Credit Agreement, dated June 14, 2026 (the “Senior Consent and Amendment No. 4”), the “Existing Credit Agreement” and, as amended by the Senior Amendment No. 5, the “Amended Credit Agreement”).

The Senior Amendment No. 5 amends the Existing Credit Agreement to, among other things, (i) waive any excess cash flow prepayment that would have been payable for the fiscal year ended July 31, 2026, and (ii) make certain technical amendments regarding the application of a prepayment of outstanding obligations under the Amended Credit Agreement using sixty-five percent (65%) of the $10.0 million advance payment of the purchase price (the “Advanced Payment”) received under that certain Securities Purchase Agreement, dated June 14, 2026 (the “Purchase Agreement”), by and among Comtech, certain direct or indirect subsidiaries of Comtech named therein and Wavestream Corporation.

The foregoing description of the Senior Amendment No. 5 and the Amended Credit Agreement is not complete and is qualified in its entirety by the actual terms of the Senior Amendment No. 5, a copy of which is attached to this Report as Exhibit 10.1 and is incorporated herein by reference.

Amended Subordinated Credit Agreement

On July 30, 2026, the Company entered into the Amendment No. 4 to Subordinated Credit Agreement (the “Subordinated Amendment No. 4”) with the guarantors party thereto, the lenders party thereto and U.S. Bank Trust Company, National Association, as agent (the “Subordinated Agent”), which amends that certain Subordinated Credit Agreement, dated as of October 17, 2024, among the Company, the guarantors party thereto, the lenders party thereto and the Subordinated Agent (as amended by that certain Waiver and Amendment No. 1 to Subordinated Credit Agreement, dated as of March 3, 2025, that certain Amendment No. 2 to Subordinated Credit Agreement, dated as of July 21, 2025, and that certain Amendment No. 3 to Subordinated Credit Agreement, dated June 14, 2026, the “Existing Subordinated Credit Agreement” and, as amended by the Subordinated Amendment No. 4, the “Amended Subordinated Credit Agreement;” the Amended Subordinated Credit Agreement, together with the Amended Credit Agreement, the “Credit Agreements”).

The Subordinated Amendment No. 4 amends the Existing Subordinated Credit Agreement to, among other things, make certain technical amendments regarding the application of a prepayment of outstanding obligations under the Amended Subordinated Credit Agreement using thirty-five percent (35%) of the $10.0 million Advanced Payment received under the Purchase Agreement.

The foregoing description of the Subordinated Amendment No. 4 and the Amended Subordinated Credit Agreement is not complete and is qualified in its entirety by the actual terms of the Subordinated Amendment No. 4, a copy of which is attached to this Report as Exhibit 10.2, and is incorporated herein by reference.

Amendment to Warrant

Pursuant to the Senior Consent and Amendment No. 4, on July 30, 2026 the Company entered into an amendment (the “Warrant Amendment”) to those certain Common Stock Purchase Warrants, dated as of June 17, 2024 (the “Lender Warrants,” and as amended by the Warrant Amendment, the “Amended Lender Warrants”), initially issued by the Company to certain lenders (the “Warrant Holders”) party to the Credit Agreement.

As previously disclosed in the Company’s Current Report on Form 8-K filed on June 18, 2024 (the “June 2024 8-K”), the Lender Warrants entitle the Warrant Holders to purchase from the Company up to 1,435,884 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at any time and from time to time after the issue date and on or prior to the close of business on June 17, 2031, at an exercise price of $0.10 per share, subject to certain adjustments. A form of the Lender Warrant is filed with the SEC as Exhibit 4.1 to the June 2024 8-K.

Pursuant to the Amended Lender Warrants, upon the consummation of (x) a refinancing resulting in the payment in full of all Term Loan Obligations (as defined in the Amended Credit Agreement) on or before the Maturity Date (as defined in the Amended Credit Agreement) (a “Term Loan Refinancing”), or (y) the Specified Permitted Individual Disposition (as defined in the Amended Credit Agreement), each of the Warrant Holders shall have the right (a “Put Right”), by delivering a written notice to the Company (the “Optional Repurchase Notice”), to sell, and, upon exercise by any Warrant Holder of its Put Right, the Company shall have the obligation to purchase in cash, up to 50% of the Amended Lender Warrants held by such Warrant Holder. The purchase price per share for any such repurchased Amended Lender Warrants shall be equal to 90% of the 30-day volume-weighted average price of the Common Stock calculated as of the day immediately prior to the applicable Optional Repurchase Date (as defined below) in accordance with the terms of the Amended Lender Warrants. The purchase of Amended Lender Warrants as a result of the valid exercise by any Warrant Holder of its Put Right will occur on or before the later of (a) (x) in the case of a Term Loan Refinancing, the consummation of the applicable Term Loan Refinancing, and (y) in the case of the Specified Permitted Individual Disposition, one full trading day following the date such Warrant Holder delivers the Optional Repurchase Notice to the Company in accordance with the terms of the Amended Lender Warrants (each, an “Optional Repurchase Date”), and (b) the second business day after the date any physical certificate representing such Warrant is delivered to the Company. Prior to this amendment, the Put Right only applied to a refinancing resulting in the payment in full of all Term Loan Obligations on or before the Maturity Date, and not the consummation of the Specified Permitted Individual Disposition.

The foregoing description of the Warrant Amendment and the Amended Lender Warrants is not complete and is qualified in its entirety by the form of the Warrant Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the amendments, on July 31, 2026, Comtech made voluntary prepayments of $6.5 million toward the term loan under the Amended Credit Agreement and $3.5 million toward the priority term loan under the Amended Subordinated Credit Agreement. The $6.5 million prepayment related to the Amended Credit Agreement was in addition to Comtech repaying $1.0 million of scheduled term loan principal on July 31, 2026. As previously reported in Comtech’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2026, in May 2026 Comtech repaid the outstanding balance of its revolving loan facility, which remains undrawn as of the date hereof.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of First Amendment to Common Stock Purchase Warrant.
10.1
Amendment No. 5 to Credit Agreement, dated as of July 30, 2026, by and among Comtech Telecommunications Corp., as borrower, the lenders named therein, TCW Asset Management Company LLC, as administrative agent, and Wingspire Capital LLC, as revolving agent.

10.2
Amendment No. 4 to Subordinated Credit Agreement, dated as of July 30, 2026, by and among Comtech Telecommunications Corp., as borrower, the guarantors named therein, the lenders named therein, and U.S. Bank Trust Company, National Association, as agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    August 3, 2026
By: /s/ Michael A. Bondi
Name: Michael A. Bondi
Title: Chief Financial Officer